AMENDMENT NO. 1

TO THE THIRD AMENDED AND RESTATED

AGREEMENT AND DECLARATION OF TRUST

OF

AIM FUNDS GROUP (INVESCO FUNDS GROUP)

This Amendment No. 1 (the “Amendment”) to the Third Amended and Restated Agreement and Declaration of Trust of AIM Funds Group (Invesco Funds Group) (the “Trust”) amends, effective November 30, 2016, the Third Amended and Restated Agreement and Declaration of Trust of the Trust dated as of October 26, 2016, as amended (the “Agreement”).

Under Section 9.7 of the Agreement, this Amendment may be executed by a duly authorized officer of the Trust.

WHEREAS, the Trust desires to amend the Agreement to add Class T Shares and Class F Shares;

NOW, THEREFORE, the Agreement is hereby amended as follows:

1. Schedule A of the Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit 1 to this Amendment.

2. All capitalized terms are used herein as defined in the Agreement unless otherwise defined herein. All references in the Agreement to “this Agreement” shall mean the Agreement as amended by this Amendment.

3. Except as specifically amended by this Amendment, the Agreement is hereby confirmed and remains in full force and effect.

IN WITNESS WHEREOF, the undersigned, a duly authorized officer of the Trust, has executed this Amendment as of November 30, 2016.

By:	/s/ John M. Zerr
Name: John M. Zerr
Title: Senior Vice President

EXHIBIT 1

“SCHEDULE A

AIM EQUITY FUNDS (INVESCO EQUITY FUNDS)

PORTFOLIOS AND CLASSES THEREOF

PORTFOLIO	CLASSES OF EACH PORTFOLIO
Invesco European Small Company Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R5 Shares Class T Shares Class Y Shares

Invesco Global Core Equity Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class T Shares Class Y Shares

Invesco International Small Company Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares

Invesco Small Cap Equity Fund	Class A Shares Class B Shares Class C Shares Class F Shares Class R Shares Class R5 Shares Class R6 Shares Class T Shares Class Y Shares”

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